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                                                                     EXHIBIT 5.1

                                 [LETTERHEAD]


                                       August 15, 1996


General Surgical Innovations, Inc.
3172A Porter Drive
Palo Alto, CA 94304

   REGISTRATION STATEMENT ON FORM S-8
   ----------------------------------

Ladies and Gentlemen:

   We have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed by you with the Securities and Exchange Commission (the "COMMISSION") on August 16, 1996 in connection with the registration under the Securities Act of 1933, as amended, of a total of 2,056,259 shares of your Common Stock (the "SHARES") reserved for issuance under the General Surgical Innovations, Inc. 1992 Incentive Stock Option Plan, the 1995 Director Stock Option Plan and the 1996 Employee Stock Purchase Plan. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

   It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                       Very truly yours,

                                       VENTURE LAW GROUP
                                       A Professional Corporation


                                       /s/ Venture Law Group